Exhibit 4.25

IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA

IN RE SUBOXONE (BUPRENORPHINE HYDROCHLORIDE AND NALOXONE) ANTITRUST LITIGATION THIS DOCUMENT RELATES TO: Wisconsin, et. al. v. Indivior Inc. et. al.	MDL No. 2445 Master File No. 2:13-MD-2445-MSG Case No. 2:16-cv-5073-MSG
STATE OF WISCONSIN et. al. Plaintiffs, v. Indivior Inc. f/k/a Reckitt Benckiser Pharmaceuticals, Inc., et. al. Defendants.	Civ. A. No. 16-cv-5073
STIPULATED FINAL JUDGMENT AND DISMISSAL WITH PREJUDICE

Plaintiff States filed their Complaint in this matter pursuant to 15 U.S.C. §§ 1 and 2, 15

U.S.C. § 26 and their respective state laws. The Plaintiff States and Defendant Indivior Inc., by their respective attorneys, have reached an agreement to resolve this case through settlement, and without trial or final adjudication of any issue of fact or law, and stipulate to entry of this Stipulated Final Judgment and Dismissal with Prejudice (“Order”) to resolve all matters in dispute in this Action.

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FINDINGS
1.The Court has jurisdiction over the subject matter and the parties to this Action for the purpose of entering into and enforcing this Order. Jurisdiction is retained by this Court for the purpose of enabling the Plaintiff States or Indivior to enforce this Order.
2.Venue for this matter is proper in this Court under 15 U.S.C. § 22 and 28 U.S.C. § 139l(b) and (c).
3.The Complaint alleges that Indivior engaged in violations of the Sherman Act and violations of the laws of the Plaintiff States, by engaging in anticompetitive activities designed to impede competition from generic equivalents of the brand-name drug Suboxone. Indivior disputes these allegations.
4.This Order does not constitute any evidence against Indivior, or an admission of liability or wrongdoing by Indivior in this case or in other litigation. Rather, the terms of this Order reflect a negotiated compromise, entered into as a means to resolve contested issues without the burdens of litigation. This Order shall not be used in any way, as evidence or otherwise, in any other litigation or proceeding; provided that, nothing in this provision prevents the Plaintiff States or Indivior from using this Order in any proceeding regarding enforcement of this Order or as otherwise required by law.
5.Entry of this Order is in the public interest.

STIPULATIONS

1.Indivior and Plaintiff States, by and through their counsel, have agreed that entry of this Order fully and finally resolves the Released Claims, including all issues between the parties arising from the specific events giving rise to the allegations described in the Complaint, and

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precludes further litigation between Plaintiff States and Indivior regarding the Released Claims, except for the purposes of enforcing this Order.
2.Indivior admits the facts necessary to establish personal and subject matter jurisdiction of this Court in this matter.
3.Indivior denies the charges in the Complaint and disputes that the Plaintiff States are entitled to obtain relief.
4.Indivior and Plaintiff States stipulate that they shall comply with the provisions of this Order pending its entry by the Court.
5.Indivior and Plaintiff States stipulate that they will bear their own costs in this matter and shall not make any claims against the other party for attorney's fees or costs.
6.Indivior and Plaintiff States waive all rights to appeal or otherwise challenge or contest the validity of this Order.
7.The obligations set out below relate solely to business operations within the Plaintiff States.
DEFINITIONS

1.“505(b)(2) Application” means an application filed with the United States Food and Drug Administration pursuant to Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 355(b)(2).
2.“Action” means Civil Action Number 2:16-CV-5073 (MSG), consolidated into MDL No. 13-MD-2445 in the United States District Court for the Eastern District of Pennsylvania.

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3.“ANDA” means Abbreviated New Drug Application filed with the United States Food and Drug Administration pursuant to Section 505(j) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 355(j).
4.“Authorized Generic” means a Drug Product that is manufactured pursuant to an NDA and Marketed in the United States under a name other than the proprietary name identified in the NDA.
5.“Citizen Petition” means a public request that the FDA issue, amend, or revoke a regulation or order or take or refrain from taking any other form of administrative action pursuant to 21 C.F.R. § 10.30.
6.“Commerce” has the same definition it has in 15 U.S.C. § 44.

7.“Complaint” means any complaint filed by the Plaintiff States in Civil Action Number 2:16-CV-5073 (MSG), consolidated into MDL No. 13-MD-2445 in the United States District Court for the Eastern District of Pennsylvania, including but not limited to the First Amended Complaint.
8.“Control” or “Controlled” means the holding of more than 50% of the common voting stock or ordinary shares in, or the right to appoint more than 50% of the directors of, or any other arrangement resulting in the right to direct the management of, the said corporation, company, partnership, joint venture, or entity.
9.“Direct Cost” means the variable costs incurred to produce or sell an Original Drug Product or Follow-on Drug Product, including the costs of ingredients and manufacturing, as well as the costs of marketing that product. The term Direct Cost does not include any allocation of overhead costs, administrative costs, research and development costs, or any other fixed costs.
10.“Drug Product” means a finished dosage form (e.g., tablet, capsule, solution, or patch) as defined in 21 C.F.R. § 314.3(b), approved under a single NDA, ANDA, or 505(b)(2)

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Application, and available by prescription, that contains a drug substance, generally, but not necessarily, in association with one or more other ingredients. Notwithstanding the foregoing, the term Drug Product, as used in this Order, shall not include products that are predominantly purchased over-the-counter ("OTC") in the United States.
11.“Effective Date” means the day that this Order is entered by the Court.

12.“Effective Price” means the net price paid by a payor for a Drug Product, taking into account all discounts, refunds, reimbursements, and rebates.
13.“FDA” means the U.S. Food and Drug Administration.

14.“Follow-on Drug Product” means a Drug Product a) for which Indivior has submitted an NDA, controls an approved NDA, or has the right to distribute in the United States;
b) that contains an active ingredient that is (i) the same as an active ingredient in a previously approved Original Drug Product, or (ii) an isomer, salt form variant, or metabolite of an active ingredient in a previously approved Original Drug Product; and c) that treats the same condition or targets the same patient population as the previously approved Original Drug Product. Notwithstanding the foregoing, for purposes of this Order, the term Follow-on Drug Product shall not include an Authorized Generic version of the Original Drug Product.
15.“Indivior” means Defendant Indivior Inc.

16.“Liaison States” means the States of Wisconsin and the State of Utah. All documentation provided to liaison states should be addressed to:
State of Wisconsin- Office of the Attorney General Attn: Public Protection Unit (Antitrust)
17 W. Main St. Madison, WI
Gwendolyn.Cooley@wisconsin.gov And
State of Utah- Office of the Attorney General Attn: Antitrust and Data Privacy Section

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160 E 300 S, 5th Floor
PO BOX 140830

Salt Lake City, UT 84114-0830 dsonnenreich@agutah.gov mwmartin@agutah.gov

17.“Market,” “Marketed,” or “Marketing” means the promotion, offering for sale, sale, or distribution of a Drug Product.
18.“Monetary Payment” means the amount that Indivior will pay the States via the method specified in Section III, “MONETARY PAYMENT”.
19.“NDA” means a New Drug Application filed with the United States Food and Drug Administration pursuant to Section 505(b) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 355(b), including all changes or supplements thereto that do not result in the submission of a new NDA.
20.“Opioids Litigation” means any claims or potential claims related to the subject matter of In Re: National Prescription Opiate Litigation, Case No. 1:17-md-2804, MDL 2804 (Northern District of Ohio), in that or any other venue.
21.“Original Drug Product” means a Drug Product that is Marketed in the United States and for which Indivior controls the NDA or has the right to distribute in the United States.
22.“Released Claims” means any and all civil or administrative causes of action or claims whatsoever, in law or equity, that the Plaintiff States had as of the date of the Order, that were or could have been raised in this Action under any statute or common law, related to the facts alleged in the Complaint or alleged anticompetitive conduct related to Suboxone Film, including but not limited to claims for injunctive relief, damages, disgorgement, civil penalties, legal fees, and costs; provided, however that “Released Claims” do not include: (i) claims alleging a violation of this Order; (ii) Opioid Litigation claims; (iii) environmental claims; (iv)

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claims of political subdivisions to the extent that the Plaintiff States lack legal authority to release such claims; and claims related to any potential tax liability. Nothing in this Order, however, shall be construed to waive or otherwise limit Indivior’s arguments or defenses regarding claims released by the Plaintiff States in other agreements, including but not limited to claims excluded from the definition of Released Claims.
23.“Person” means any individual, partnership, joint venture, firm, corporation, association, trust, unincorporated organization, or other business, and any subsidiaries, divisions, groups, or affiliates thereof.
24.“Plaintiff States” means the District, Commonwealth, or State of Wisconsin, Alabama, Alaska, Arkansas, California, Colorado, the District of Columbia, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Hampshire, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Virginia, Washington, and West Virginia, who are Plaintiff States in Civ. A. No. 16-CV-5703 (Eastern District of Pennsylvania). Plaintiff States does not mean the Federal government or individual consumers.
25.“Released Entities” means Indivior Inc., Indivior PLC, Indivior Solutions, and any joint venture, subsidiary, division, group, predecessor, successor, or affiliate that could be liable for any acts of the foregoing named entities, along with all directors, officers, employees, and agents of the same.
26.“Status Quo Period” means a period beginning the day Indivior begins Marketing a Follow-on Drug Product in the United States and ends on the earlier of (i) six (6) months after a Third Party begins Marketing a Drug Product approved under an ANDA or 505(b )(2)

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Application for which the Original Drug Product is the reference listed drug, or (ii) three (3) years after the day Indivior or a licensee of Indivior begins Marketing the Follow-on Drug Product in the United States.
27.“Third Party” means any Person other than Plaintiff States or Indivior.

I.PROHIBITED ACTIVITY: CITIZEN PETITION PROCESS

If Indivior files a Citizen Petition, Indivior shall simultaneously disclose such filing to both the FDA and the Liaison States:
A.All studies and data on which the Citizen Petition relies; and

B.All studies and data within the knowledge or possession of Indivior that address the validity or strength of one or more of the material contentions in the Citizen Petition
II.PROHIBITED ACTIVITY: PRODUCT SWITCHING CONDUCT

A.Indivior shall provide a notification to the Liaison States thirty (30) calendar days after Indivior files an NDA for a Follow-on Drug Product in the United States. This notification shall include, inter alia, the following information: (i) a reference to this Order, (ii) the NDA number for the Follow-on Drug Product, and (iii) the associated Original Drug Product and NDA number under which it was approved.
B.Indivior shall provide a second notification to the Liaison States six (6) months before the date specified for FDA approval of the Follow-on Drug Product under the Prescription Drug User Fee Act. This notification shall reference this Order and the previous notification submitted as required in the above Section II.A for the Follow-on Drug Product. Indivior shall submit the following documents and information with the notification:
1.Documents sufficient to show the company’s pricing plans for the Original Drug Product and Follow-on Drug Product;

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2.Documents sufficient to show the forecasted sales for the Original Drug Product and Follow-on Drug Product;
3.Transcripts of any of the Indivior’s investor calls during the prior twelve months that discuss the Follow-on Drug Product;
4.A statement of all claimed benefits of the Follow-on Drug Product compared to the Original Drug Product; and
5.A statement of whether Indivior intends to materially alter the terms on which it sells the Original Drug Product, and, if so, identification of these terms, and all reasons for materially altering them.
C.If, on the date when Indivior or its licensee begins Marketing a Follow-on Drug Product in the United States, a Third Party has submitted an ANDA or 505(b)(2) Application for which the Original Drug Product is the reference listed drug, then during the Status Quo Period, Indivior shall be prohibited from:
1.Destroying inventory or withdrawing from the market any strength or formulation of the associated Original Drug Product; provided, however, Indivior may destroy Drug Product that has passed its Saleable Expiration Date.
2.Failing to fill orders for the Original Drug Product on the same terms and conditions (except for those terms and conditions relating to Effective Price, which are addressed below in Section II.C.3) within the same time frame and with the same convenience as are orders for the Follow-on Drug Product. For the avoidance of doubt, this clause does not prohibit Indivior from offering different terms or conditions for a given Original Drug

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Product or Follow-on Drug Product to different customers, so long as each customer is offered the same terms and conditions for the Original Drug Product as for the Follow-on Drug Product.
3.Offering an Effective Price for the associated Original Drug Product to any Customer that is higher than the Effective Price Indivior offers to that Customer for the Follow-on Drug Product;
Provided, however, this prohibition does not apply (a) if the Effective Price of the Original Drug Product is not increased by more than the corresponding increase in the prescription drug price component of the Consumer Price Index at any time during the eighteen (18) months prior to introduction of the Follow-on Drug Product or during the Status Quo Period; or (b) if the difference in Effective Price is attributable solely to a difference in the Direct Costs of the products.
4.Deleting the National Drug Code for the associated Original Drug Product from the National Drug Data File;
Provided, however, that Indivior shall have no obligations under Section II.C with respect to an Original Drug Product: (a) for which the associated Follow-on Drug is no longer Marketed in the United States, or (b) that the FDA has determined should no longer be Marketed in the United States because of safety concerns. Indivior may recall and destroy products consistent with 21 C.F.R. Part 7, Subpart C; may take reasonable steps to protect safety in the event of manufacturing defects; and may take any action that is requested by FDA;
Provided further, for clarity, this Section II.C does not apply to Sublocade because any relevant Status Quo Period with respect to that Drug Product has ended.

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III.MONETARY PAYMENT
Indivior will pay to the Plaintiff States a Monetary Payment in the amount of $102,500,000 (One Hundred Two Million, Five Hundred Thousand Dollars) before the latter of (i) thirty (30) days after the Effective Date or (ii) ten (10) days after receiving complete wire instructions and any related verifications from the Plaintiff States. Such payment shall be made via electronic deposit to the State of Maine, who will distribute such funds to the Plaintiff States. Such Monetary Payment is provided for the purpose of settlement only, and constitutes neither a penalty nor a fine. The payment may be used for any one or more of the following purposes, by the Attorneys General as they, in their sole discretion, see fit:
A.payment of attorneys’ fees and expenses;

B.antitrust or consumer protection law enforcement;

C.for deposit into a state antitrust or consumer protection account (e.g., revolving account, trust account), for use in accordance with the state laws governing that account;
D.for deposit into a fund exclusively dedicated to assisting state attorneys general enforce the antitrust laws by defraying the costs of a) experts, economists, and consultants in multistate antitrust investigations and litigation, b) training or continuing education in antitrust for attorneys in state attorney general offices, or
c) information management systems used in multistate antitrust investigations and litigation; or
E.for any other purpose as the attorneys general deem appropriate, consistent with the various states’ laws.

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Plaintiff States agree to notify Indivior of the amount of any Monetary Payment paid to class members in MDL No. 13-MD-2445 in the United States District Court for the Eastern District of Pennsylvania, if any.
IV.NOTIFICATION REQUIREMENT

Indivior shall notify the Liaison States within 30 calendar days of starting to Market, either directly or through a licensee, Drug Products in the United States by:
A.Receiving FDA approval to Market a Drug Product in the United States;

B.Acquiring Control of a Person that has FDA approval to Market a Drug Product in the United States; or
C.Acquiring or licensing a Drug Product that, at the time of such acquisition, has FDA approval to be Marketed in the United States.
V.REPORTING REQUIREMENTS

Indivior shall submit to the Liaison States all reports required under Section V of the Stipulated Order for Permanent Injunction and Equitable Monetary Relief (ECF No. 5) entered in Federal Trade Commission v. Indivior Inc., 1:20-cv-00036-JPJ-PMS (W.D. Va.).
VI.CHANGE OF CORPORATE CONTROL

A.Indivior shall notify Liaison States at least 30 calendar days prior to:

1.Any proposed dissolution of Indivior;

2.Any proposed acquisition, merger, or consolidation of Indivior; or

3.Any other change in Indivior, including, but not limited to, assignment and the creation, sale or dissolution of subsidiaries, if such change might affect the compliance obligations arising out of this Order.

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B.No information or documents obtained by the means provided in Section VI shall be divulged by the Plaintiff States to any person other than an authorized representative of the Plaintiff States, except in the course of a legal proceeding regarding enforcement of this Order, or as otherwise required by law.
C.If any Plaintiff State receives a request to divulge information provided by Indivior under Section VI.A to any person other than an authorized representative of the Plaintiff States (whether pursuant to a Freedom of Information Act, a Sunshine law, a subpoena, or otherwise), the Plaintiff State shall notify Indivior of this request as soon as practicable, consistent with the shorter of 21 days’ notice or the notice provided by state law, before any such disclosure is made.
VII.ACCESS TO INFORMATION

A.For the purpose of determining or securing compliance with this Order and subject to any legally recognized privilege or any applicable privacy laws and regulations, Indivior shall, upon reasonable notice and in response to a written request by any of the Plaintiff States:
1.Provide the requesting Plaintiff State with documents and other electronically-stored information in Indivior's possession, custody, or control, that are relevant to compliance under the Order; and
2.Permit the requesting Plaintiff State to interview officers, directors, or employees of Indivior, who may have counsel (representing the Indivior, the individual, or both) present, regarding matters that are relevant to compliance under the Order.
B.No information or documents obtained by the means provided in this Section VII shall be divulged by the Plaintiff States to any person other than an authorized representative of

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Plaintiff States, except in the course of a legal proceeding regarding enforcement of the Order, or as otherwise required by law.
C.If any Plaintiff State receives a request to divulge information provided by Indivior under Section VII.A to any person other than an authorized representative of the Plaintiff States (whether pursuant to a Freedom of Information Act, a Sunshine law, a subpoena, or otherwise), the Plaintiff State shall notify Indivior of this request as soon as practicable, consistent with the shorter of 21 days’ notice or the notice provided by state law, before any such disclosure is made.
VIII.RETENTION OF JURISDICTION

This Court shall retain jurisdiction of this matter for purposes of enforcing this Order. Should a Plaintiff State or Indivior have a reasonable basis to believe that a party has engaged in a practice that violates a provision of this Order subsequent to the Effective Date, then such Plaintiff State or Indivior shall notify the party in writing of the specific objection, identify with particularity the provision of this Order that the practice appears to violate, and give the party thirty (30) days to respond to the notification before seeking relief from this Court.

IX.EXPIRATION OF THE ORDER

Unless otherwise specified in this Order, Sections I, II, IV, V, VI, and VII of this Order shall expire upon expiration of the Stipulated Order for Permanent Injunction and Equitable Monetary Relief (ECF No. 5) entered in Federal Trade Commission v. Indivior Inc., 1:20-cv- 00036-JPJ-PMS (W.D. Va.).
X.DISMISSAL AND RELEASE OF CLAIMS
This Action and Complaint are hereby dismissed with prejudice and each party shall bear its own costs. In exchange for the Monetary Payment and agreement to abide by the terms

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contained in this Order, the Plaintiff States hereby fully and forever release and discharge the Released Entities from the Released Claims.
This Order and legal process to enforce the terms of this Order shall provide the sole and exclusive remedy for any and all Released Claims, and the Plaintiff States shall be forever barred from initiating, asserting, maintaining, or prosecuting any and all Released Claims against Indivior. Plaintiff States expressly waive, solely with respect to the Released Claims, any and all rights and benefits conferred by Section 1542 of the California Civil Code or similar state laws. Plaintiff States may hereafter discover facts other than or different from those which it knows or believes to be true with respect to the Released Claims, but Plaintiff States hereby expressly release any known or unknown, foreseen or unforeseen, suspected or unsuspected, contingent or non- contingent Released Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts.
XI.ADDITIONAL PROVISIONS

A.All required notices to the Liaison States under this Order may be made by electronic mail to the addresses set forth in the definition of Liaison States. All required notices to Indivior under this Order shall be made by both regular and electronic mail to the following addresses:
Indivior, Inc.
Attn: Chief Legal Officer 10710 Midlothian Tpke
Suite 125
North Chesterfield, VA 23235 Legal@indivior.com

B.Both the Plaintiff States and Indivior may change the addresses for notice by providing written notice of the updated addresses to the other party.

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C.This Order may be modified or amended only by a written stipulation of the Parties as approved by the Court.
D.Indivior shall not knowingly cause a third party to engage in practices prohibited by this Order on its behalf.
E.Any failure by any party to this Order to insist upon the strict performance by any other party of any of the provisions of this Order shall not be deemed a waiver of any of the provisions of this Order, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all of the provisions of this Order.
F.This Order represents the full and complete terms of the settlement entered into by the Parties hereto. In any action undertaken by the Parties, no prior versions of this Order and no prior versions of any of its terms that were not entered by the Court in this Order, may be introduced for any purpose whatsoever.
G.This Order may be executed in counterparts, and an electronic signature shall be deemed to be, and shall have the same force and effect as, an original signature.
ORDER
And now on this [ 13th] day of June 2023, pursuant to and upon consideration of the Stipulated Final Judgment and Dismissal with Prejudice is APPROVED and SO ORDERED.
It is further ORDERED that having resolved all claims against the last remaining Defendant and pursuant to the provisions of Rule 41.1(b) of the Local Rules of Civil Procedure, Civil Action No. 16-cv-5073 is DISMISSED with prejudice, without costs.
BY THE COURT:

/s/ Mitchell S. Goldberg
Judge Mitchell S. Goldberg

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FOR INDIVIOR INC.

/s/ Jeff Burris_____________

Jeff Burris
Director and Secretary 10710 Midlothian Tpke
Suite 125
North Chesterfield, VA 23235

FOR THE STATE OF WISCONSIN JOSHUA L. KAUL
ATTORNEY GENERAL

By: /s/ Gwendolyn J. Lindsay Cooley

Gwendolyn J. Lindsay Cooley
Assistant Attorney General 17 W. Main St
PO Box 7857
Madison, WI 53707-7857

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Wisconsin v. lndivior, Case No. 16-CV-5073 May 26, 2023

STATE OF ALABAMA
STEVE MARSHALL, ATTORNEY GENERAL

By: /s/ Olivia W. Martin_______
Olivia W. Martin
Assistant Attorney General
Alabama Office of the Attorney General
501 Washington Ave., Montgomery, AL 36103

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Wisconsin v. lndivior, Case No. 16-CV-5073 May 31, 2023
STATE OF ALASKA
TREG TAYLOR, ATIORNEY GENERAL

By: /s/ Ian Enge/beck
Ian R. Engelbeck
Assistant Attorney General Alaska Department of Law Special Litigation Section 1031 West 4th Ave., Suite 200
Anchorage, AK 99501
Attorney for Plaintiff State of Alaska

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FOR PLAINTIFF STATE OF ARKANSAS:
TIM GRIFFIN ATTORNEY GENERAL

___/s/ Amanda J. Wentz_______
AMANDA J. WENTZ
Ark. Bar No. 2021066
Assistant    Attorney General
Office of the Arkansas Attorney General 323 Center Street, Suite 200
Little Rock, AR 72201
(501) 682-1178
Amanda.Wentz@ArkansasAG.gov Attorney for Plaintiff State of Arkansas

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ROB BONTA
2Attorney General of California
3PAULA BLIZZARD
4Senior Assistant Attorney General
5/s/ Quyen D. Toland
QUYE D. TOLA D
Deputy Attorney General Office of the Attorney General
455 Golden Gate Ave., Suite 11000 San Francisco, CA 94102-7004 Tel.: (415) 510-3534
8E-mail: Quyen.Toland@doj.ca.gov
9Attorneys for Plaintiff State of California
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FOR PLAINTIFF STATE OF COLORADO:
PHILIP J. WEISER ATTORNEY GENERAL

/s/ Carla J. Baumel Carla J. Baumel
Assistant Attorney General
Consumer Protection Section Colorado Department of Law
Ralph L. Carr Colorado Judicial Center 1300 Broadway, 7th Floor
Denver, CO 80203
Email: Carla.Baumel@coag.gov Telephone: (720) 508-6235

Attorneys for Plaintiff State of Colorado

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FOR PLAINTIFF STATE OF CONNECTICUT

WILLIAM TONG ATTORNEY GENERAL
/s/ Nicole Demers Nicole Demers
Deputy Associate Attorney General Antitrust Section
Connecticut Office of the Attorney General 165 Capitol Ave.
Hartford, CT 06106
Tel.: (860) 808-5030
nicole.demers@ct.gov

Attorneys for Plaintiff State of Connecticut

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Wisconsin v. lndivior, Case No. I 6-CV-5073 May 31, 2023

STATE OF DELAWARE
KATHLEEN JENNINGS, ATTORNEY GENERAL

By: /s/ Michael A. Undorf Michael A. Undorf Deputy Attorney General
Delaware Department of Justice 820 N. French St., 5th Floor Wilmington, DE 19801
(302) 683-8816
Michael.Undorf@delaware.gov

Attorney for Plaintiff State of Delaware

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FOR THE PLAINTIFF STATE THE DISTRICT OF COLUMBIA:

BRIAN L. SCHWALB ATTORNEY GENERAL
JENNIFER C. JONES
Deputy Attorney General Public Advocacy Division
BETH MELLEN WILLIAM F. STEPHENS
Assistant Deputy Attorneys General
Public Advocacy Division
/s/Adam Gitlin
ADAM GITLIN [90004308]
Chief, Antitrust and Nonprofit Enforcement Section
Public Advocacy Division ELIZABETH G. ARTHUR [1531185]
Assistant Attorneys General Public Advocacy Division 400 6th Street NW, 10th Floor Washington, D.C. 20001
Tel.: 202-442-9864
Attorneys for Plaintiff State the District of Columbia

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Wisconsin v. lndivior, Case No. 16-CV-5073 May 31, 2023

STATE OF FLORIDA
ASHLEY MOODY, ATTORNEY GENERAL

By: /s/ Nicholas J. Weilhamrner
Nicholas J. Weilhammer (FL Bar No. 479322) Associate Deputy Attorney General for Enforcement Lizabeth A. Brady (FL Bar No. 457991)
Director of Antitrust Enforcement
R. Scott Palmer (FL Bar No. 220353) Special Counsel for Antitrust Enforcement Rachel S. Brackett (FL Bar No. I 09775) Assistant Attorney General
Florida Office of the Attorney General Antitrust Division
PL-0 I, The Capitol Tallahassee, FL 32399
Telephone: (850) 4 I 4-3300
Fax: (850) 488-9134
Email: Nicholas.weilhamrner@myfloridalegal.com

Attorneys for the Plaintiff State of Florida

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FOR PLAINTIFF STATE OF GEORGIA
/s/Charles Thimmesch Christopher M. Carr    112505 Attorney General
Margaret K. Eckrote     238709 Deputy Attorney General Jeffrey W. Stump    690425
Senior Assistant Attorney General
Charles Thimmesch    322197
Assistant Attorney General
Office of the Attorney General 40 Capitol Square, SW Atlanta, Georgia 30334
(404) 458-3626
cthimmesch@law.ga.gov
Counsel for Georgia

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Wisconsin v. lndivior, Case No. 16-CV-5073 May 31, 2023

STATE OF HAWAII
ANNE E. LOPEZ, ATTORNEY GENERAL

By:/s/ Rodney 1 Kimura.
Rodney I. Kimura Deputy Attorney General
Department of the Attorney General State of Hawaii
425 Queen Street
Honolulu, HI. 96813

Attorneys for Plaintiff State of Hawaii

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 31 of 59

FOR PLAINTIFF STATE OF IDAHO:
RAUL R. LABRADOR ATTORNEY GENERAL

/s/ John K. Olson     John K. Olson, Acting Division Chief Consumer Protection Division
Office of the Attorney General 954 W. Jefferson Street, 2nd Floor
P.O. Box 83720
Boise, Idaho 83720-0010
Telephone: (208) 334-2424 john.olson@ag.idaho.gov

Attorneys for Plaintiff State of Idaho

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 32 of 59
FOR PLAINTIFF STATE OF ILLINOIS

KWAMERAOUL ATTORNEY GENERAL

By: /s/ Elizabeth L. Maxeiner Elizabeth L. Maxeiner
Chief, Antitrust Bureau
Office of the Illinois Attorney General I 00 W. Randolph St. 1 I th Fl.
Chicago, Tllinois 60601 Elizabeth.maxeiner(a),ilag.gov

Attorneys for Plaintiff State of Illinois

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 33 of 59

FOR PLAINTIFF STATE OF IOWA:
BRENNA BIRD ATTORNEY GENERAL
/s/ Noah Goerlitz     Noah Goerlitz
Assistant Attorney General
Office of the Iowa Attorney General 1305 E. Walnut St.
Des Moines, IA 50319 Telephone: (515) 725-1018 noah.goerlitz@ag.iowa.gov

Attorney for Plaintiff State of Iowa

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 34 of 59
FOR PLAINTIFF STATE OF KANSAS:

KRIS W. KOBACH ATTORNEY GENERAL

/s/ Lynette R. Bakker Lynette R. Bakker
First Assistant Attorney General Antitrust & Business Organizations Public Protection Division
Office of the Kansas Attorney General 120 S.W. l 0th Avenue, 2nd Floor Topeka, KS 66612-1597
Telephone: (785) 296-3751
Fax: (785-291-3699
Email: lynette.bakker@ag.ks.gov

Attorneys for Plaintiff State of Kansas

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 35 of 59
Office of the Attorney General of Kentucky
/s/ Jonathan E. Farmer
Jonathan E. Fanner
Deputy Executive Director of Consumer Protection Office of the Attorney General of Kentucky
1024 Capital Center Drive, Suite 200
Frankfort, KY 40601
Tel: 502-696-5448
Fax: 502-573-8317
Jonathan.Fanner@ky.gov

ATTORNEY FOR THE STATE OF KENTUCKY

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 36 of 59

Respectfully submitted,
JEFF LANDRY ATTORNEY GENERAL
Attorney General of Louisiana
By:    /s/ Christopher J. Alderman Christopher J. Alderman (LA #38652) Section Chief, Assistant Attorney General
Public Protection Division, Complex Litigation
Unit
1885 N. 3rd St., 4th Floor. Baton Rouge, LA 70802 Tel: 225.326.6400
Fax: 225.326.6499
AldennanC@ag.Louisiana.gov

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 37 of 59

FOR PLAINTIFF STATE OF MAINE:

AARON M. FREY ATTORNEY GENERAL

/s/ Christina M. Moylan Christina M. Moylan, AAG
Chief, Consumer Protection Division Office of the Attorney General
6 State House Station Augusta, Maine 04333-0006
Telephone: (207) 626-8800 christina.moylan@maine.gov

Attorneys for Plaintiff State of Maine

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 38 of 59

Wisconsin v. lndivior, Case No. 16-CV-5073 May 31, 2023

STATE OF MARYLAND
ANTHONY G. BROWN, ATIORNEY GENERAL

By:    /s/Schonette J. Walker Schonette J. Walker Assistant Attorney General Chief, Antitrust Division
Gary Honick
Assistant Attorney General Deputy Chief, Antitrust Division
Byron Warren
Assistant Attorney General
Office of the Maryland Attorney General 200 St. Paul Place
Baltimore, MD 21202

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FOR PLANTIFF COMMONWEALTH OF MASSACHUSETTS:

ANDREA JOY CAMPBELL
Attorney General

__/s/ William T. Matlack
WILLIAM T. MATLACK (MA BBQ No. 552109)
Assistant Attorney General, Chief, Antitrust Division Office of the Attorney General One
Ashburton Place, 18th Floor Boston,
MA 02108
Tel: (617) 727-2200
Email: William.Matlack@mass.gov

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 40 of 59
FOR THE PLAINTIFF STATE OF MICHIGAN:

DANA NESSEL ATTORNEY GENERAL
/s/ Carl J. Hammaker
Carl J. Hammaker (P81203) Darrin F. Fowler (P53464) Assistant Attorneys General
Michigan Dep't of Attorney General Corporate Oversight Division
P.0. Box 30736
Lansing, MI 48909
Email: HammakerC@michigan.gov Telephone: (517) 335-7632
Attorneys for Plaintiff State of Michigan

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 41 of 59

May 31, 2023

KEITH ELLISON
Attorney General State of Minnesota
JESSICA WHITNEY
Deputy Attorney General

JAMES W. CANADAY
Deputy Attorney General
/s/ Justin Moor JUSTIN MOOR
Assistant Attorney General Atty. Reg. No. 0397596

445 Minnesota Street, Suite 1400 St. Paul, Minnesota 55101-2130 (651) 724-9627
justin.moor@ag.state.mn.us

ATTORNEYS FOR THE STATE OF MINNESOTA

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FOR PLAINTIFF STATE OF MISSISSIPPl
LYNN FITCH, ATIORNEY GENERAL STATE OF MISSISSIPPI

By: /s/ Hart Martin
Ha11 Martin (MSB # 106129)
Deputy Director and Special Assistant Attorney General Consumer Protection Division
Mississippi Attorney General's Office Post Office Box 220
Jackson, Mississippi 39205
Telephone: 601-359-4223
Fax: 601-359-4231
Hart.martin@ago.ms.gov

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 43 of 59
FOR THE STATE OF MISSOURI

ANDREW BAILEY ATTORNEY GENERAL

By: /s/ Michael Schwalbert___
Michael Schwalbert
Assistant Attorney General Consumer Protection Section Missouri Attorney General's Office
815 Olive Street I Suite 200
Saint Louis, Missouri 63101 michael.schwalbert@ago,mo.gov Phone: 314-340-7888
Fax: 314-340-7981

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 44 of 59

FOR PLAINTIFF STATE OF NEBRASKA MICHAEL T. HILGERS
ATTORNEY GENERAL

/s/ Justin C. McCully

Justin C. McCully Colin P. Snider
Assistant Attorney General Consumer Protection Bureau Nebraska Attorney General's Office 2115 State Capitol
Lincoln, NE 68509-8920
Telephone: (402) 471-2682
Fax: (402) 471-4725
Justin.mccully@nebraska.gov Colin.snider@nebraska.gov
Attorneys for Plaintiff State of Nebraska

Cas'e 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 43 of 59

FOR PLAINTIFF STA1E OF NEW HAMPSHIRE: JOHN T. FORMELLA
ATIORNEY GENERAL

/s/ Zachary Frish Zachary A. Frish Attorney
Consumer Protection & Antitrust Bureau
New Hampshire Department of Justice I Office of the Attorney General 33 Capitol Street
Concord, NH 03301
(603) 271-2150
zachary.a.frish@doj.nh.gov
Attorney for Plaintiff State of New Hampshire

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 44 of 59
FOR PLAINTIFF STATE OF NEW MEXICO:

RAUL TORREZ ATTORNEY GENERAL

/s/ Nicholas M. Sydow Nicholas M. Sydow Deputy Solicitor General
Office of the New Mexico Attorney General 408 Galisteo St.
Santa Fe, NM 87501 Telephone: (505) 490-4060 nsydow@nmag.gov

Attorneys for Plaintiff State ofNew Mexico

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 45 of 59
FOR THE STATE OF NEW YORK LETITIA JAMES
ATTORNEY GENERAL
/s/ Elinor R. Hoffmann Elinor R. Hoffmann Chief, Antitrust Bureau Amy McFarlane
Deputy Chief, Antitrust Bureau
Saami Zain, Assistant Attorney General 28 Liberty Street
New York, NY 10005

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 46 of 59
FOR PLAINTIFF STATE OF NORTH CAROLINA
JOSHUAH. STETN ATTORNEY GENERAL
/s/ Jessica V. Sutton Jessica V. Sutton
Special Deputy Attorney General Kimberley D'Arruda
Director, Technology, Healthcare, and Antitrust Section Consumer Protection Division
North Carolina Department of Justice
P.O. Box 629
Raleigh,    C 27602
Tel.: (919) 716-0998
jsutton2@ncdoj.gov

Attorneys for Plaintiff State of North Carolina

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 47 of 59
FOR PLAINTIFF STATE OF OHIO:
DAVE YOST
ATIORNEY GENERAL
/s/ Beth A. Finnerty
Beth A. Finnerty
Section Chief, Antitrust Section Office of the Ohio Attorney General 30 E. Broad St., 26th Floor Columbus, OH 43215
Telephone: (614) 466-4328
Fax: (614) 995-0266
Email: Beth.Finnerty@OhioAGO.gov

Attorneys for Plaintiff State of Ohio

Date: May 26. 2023

State of Wisconsin v. lndivior Inc., et al. (E.D. Penn.) Case No. 2: I 6-cv-05073 (MSG) Settlement Agreement

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 48 of 59
FOR PLAINTIFF STATE OF OKLAHOMA:

GENTNER DRUMMOND ATTORNEY GENERAL
/s/ Caleb J. Smith     Caleb J. Smith, OBA No. 33613 Assistant Attorney General Consumer Protection Unit
Office of the Oklahoma Attorney General 15 West 6th Street
Suite I 000
Tulsa, OK 74119
Tel. (918) 581-2230
Fax (918) 938-6348
Email: caleb.smith@oag.ok.gov

Attorney for Plaintiff State of Oklahoma

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 49 of 59

/s/ Brian A. de Haan
Brian A. de Haan
Senior Assistant Attorney General Civil Enforcement Division Oregon Department of Justice
I 00 SW Market Street Portland, OR 97201
Tel. (971) 673-1880
brian.a.dehaan@doj.state.or.us

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 50 of 59
FOR PLAINTIFF COMMONWEALTH OF PENNSYLVANIA:
MI CHELLE A. HENRY ATTORNEY GENERAL

/s/ Tracy W. Wertz Tracy W. Wertz
Chief Deputy Attorney General
Antitrust Section
Pennsylvania Office of Attorney General 14th FJoor Strawben-y Square,
Harrisburg, PA 17120-1410
Telephone: (717) 787-4530 twertz@attomeygeneral.gov
Attorneys for Plaintiff Commonwealth of Pennsylvania

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FOR PLAINTIFF STATE OF RHODE ISLAND:

PETER F. NERONHA ATTORNEY GENERAL

/s/ Adam D. Roach
AdamD.Roach
Special Assistant Attorney General
State of Rhode Island I Office oftheAttomey General 150 South Main Street
Providence, RI 02903 Email: aroach@riag.ri.gov
Telephone: (401) 274-4400 x 2490

Attorneys for Plaintiff State of Rhode Island

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Wisconsin v. lndivior, Case No. 16-CV-5073 May 31, 2023

STATE OF SOUTH CAROLINA
ALAN WILSON, ATIORNEY GENERAL

By: /s/ Clark Kirkland, Jr. Clark Kirkland, Jr.
Assistant Attorney General Office of the Attorney General State of South Carolina
P.O. Box 11549
Columbia, SC 29211

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 53 of 59
FOR PLAINTIFF STATE OF TENNESSEE
JONATHAN SKRMEm ATTORNEY GENERAL

Isl J. Tate Ball
J. Tate Ball
Assistant Attorney General Consumer Protection Division
Office of the Tennessee Attorney General
P.O. Box 20207
Nashville, Tennessee 37202 Email: Tate.Ball@ag.tn.gov Telephone: (615)741-8091

Attorneys for the Plaintiff State of Tennessee

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Wisconsin v. Indivior, Case No. 16-CV-5073 May 31, 2023
STATE OF UTAH
SEAN D. REYES, ATTORNEY GENERAL
DAVID SONNENREICH
Deputy Attorney General
Antitrust and Data Privacy Section Director

By: /s/ Marie W.L. Martin Marie W.L. Martin Assistant Attorney General
Utah Office of the Attorney General Antitrust and Data Privacy Section 160 E 300 S, 5th Floor
P.O. Box 140830
Salt Lake City, UT 84114-0830 (80l)366-0260
mwmartin@agutah.gov

Attorneys for Plaintiff State of Utah

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 55 of 59
FOR PLAINTIFF STATE OF VERMONT CHARITY R. CLARK
ATTORNEY GENERAL
By: /s/ Jill S. Abrams_
Jill S. Abrams
Assistant Attorney General
Director, Consumer Protection and Antitrust Unit 109 State Street
Montpelier, VT 05609
Attorneys for Plaintiff State of Vermont

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FOR PLAINTIFF COMMONWEAL TH OF VIRGINIA

JASON S. MIYARES ATIORNEY GENERAL

By: /s/ Tyler T. Henry
Tyler T. Henry
Assistant Attorney General/Unit Manager Antitrust Unit
Office of the Virginia Attorney General 202 North 9th Street
Richmond, Virginia 23219 THenry@oag.state.va.us
Attorneys for Plaintiff Commonwealth of Virginia

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 57 of 59

FOR PLAINTIFF STATE OF WASHINGTON:
ROBERTW. FERGUSON
Attorney General
/s/ Luminita Nodit
LUMINITA NODIT
Lumi.Nodit@atg.wa.gov
Assistant Attorney General, Antitrust Division Washington State Office of the Attorney General 800 Fifth Ave., Suite 2000
Seattle, WA 98104
Tel: (206) 254-0568
Attorneys for Plaintiff State of Washington

Case 2:16-cv-05073-MSG Document 590 Filed 06/13/23 Page 58 of 59
FOR PLAINTlFF STATE OF WEST VIRGINIA:
PATRICK MORRISEY ATTORNEY GENERAL

/s/ Douglas L. Davis
Douglas L. Davis, Senior Assistant Attorney General Consumer Protection and Antitrust Division
Office of the Attorney General l 900 Kanawha Boulevard East Building 6, Suite 401
Charleston, WV 25305
Telephone: (304) 558-8986 douglas.1.davis@wvago.gov

Attorneys for Plaintiff State oJWest Virginia

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CERTIFICATE OF SERVICE
I hereby certify that on June 1, 2023, I electronically filed the [Proposed] Stipulated Final Judgment and Dismissal with Prejudice using the Court’s CM/ECF system, which will automatically send email notification of such filing to all attorneys of record. Unredacted copies were sent to the Court via U.S. Mail and were served on all parties via electronic mail.

/s/ Gwendolyn J. Lindsay Cooley
GWENDOLYN J. COOLEY
Assistant Attorney General State Bar #1053856
Wisconsin Department of Justice Post Office Box 7857
Madison, Wisconsin 53707-7857
(608) 261-5810
(608) 266-2250 (Fax)
cooleygj@doj.state.wi.us

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